Exhibit 23.1
to Registration Statement
(Registration No. 333-35432)

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
CenturyTel, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus dated May 15, 2000 and the prospectus supplement thereto dated October 12, 2000.
/s/ KPMG LLP

Shreveport, Louisiana
October 18, 2000